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                                  EXHIBIT 21

                              LIST OF SUBSIDIARIES



                                         Jurisdiction of
Name                                     Organization
----                                     ------------

AST Europe Limited                       United Kingdom
AST Research (Far East) Limited          Hong Kong
AST Computer (China) Limited             People's Republic of China
AST Research France S.A.R.L.             France
AST Research Deutschland GmbH            Germany
AST Taiwan Ltd.                          Taiwan
AST Research (Japan) K.K.                Japan
AST Research (Switzerland) S.A.          Switzerland
AST Australia Pty. Limited               Australia
AST Research Italia S.p.A.               Italy
AST Canada Inc.                          Canada
AST Middle East Limited                  United Arab Emirates (Dubai)
AST de Mexico S.A. de C.V.               Mexico
AST Benelux N.V.                         Belgium
AST Research Spain, S.L.                 Spain
AST Singapore Pte. Ltd.                  Singapore
AST Sweden AB                            Sweden
AST Denmark A/S                          Denmark
AST Finland OY                           Finland
AST Holdings Ireland Limited             Ireland
AST New Zealand Limited                  New Zealand
AST Norway AS                            Norway
AST Computer (Barbados) FSC, Inc.        Barbados
AST Korea Ltd.                           Korea
AST Computer and Services (M) Sdn. Bhd.  Malaysia
AST Computer Netherlands B.V.            The Netherlands